Exhibit 99.1

A.D.A.M., Inc. Announces Financial Results for Third Quarter 2008

Health content license revenues increase 17%; Benergy third quarter bookings double on key employer wins

ATLANTA, GA – November 06, 2008 – A.D.A.M., Inc. (NASDAQ: ADAM), a leading provider of health information and benefit technology solutions, today announced financial results for its third quarter ended September 30, 2008.

“We are very pleased with the growth we are experiencing in our health content licensing and encouraged by the level of activity and number of new contracts we secured in the third quarter,” said Kevin Noland, A.D.A.M.’s president and chief executive officer. “We more than doubled the amount of new enrollment contracts during the quarter, a direct result of our investments in our recently expanded sales force. We also believe that the market for Benergy and our health content products will continue to grow even with today’s challenging economic climate as our products are uniquely positioned to help our clients drive awareness for their services and reduce administrative costs.”

Third Quarter Financial Highlights

Licensing revenues, which include health content and Benergy products, for the third quarter ended September 30, 2008 were $6,270,000 as compared to $5,822,000 for the same period of 2007, an increase of 8%. The increase in revenues is primarily attributable to additional contracts for health content products that were sold in previous quarters.

Total revenues for the third quarter ended September 30, 2008 were $7,139,000 as compared to $6,676,000 for the same period of 2007, an increase of 7%. A.D.A.M. experienced solid growth for its health content products during the third quarter as a result of increased investment in sales, marketing and client management functions. Overall revenue growth was impacted by the Company’s education product sales. The Company is currently transitioning its line of CD ROM-based educational products to a Web-based subscription model. The Company is expected to release its first Web-based product for education during 2009. Benergy revenues experienced a modest decline in the third quarter. During the first three quarters of 2008, the Company enhanced its support services for its broker channel and expanded its sales force to address a growing market opportunity for its Benergy and enrollment solutions for larger employers. These efforts resulted in a number of new Benergy and enrollment contracts sold during the third quarter. Revenues from these new contracts will begin in the fourth quarter of 2008 and will be generally realized during the 2009 enrollment year.

Net income for the third quarter ended September 30, 2008 was $688,000 or $0.06 per share on a fully diluted basis as compared to $788,000 or $0.07 per share on a fully diluted basis for the same period of 2007.

Adjusted non-GAAP operating income for the third quarter ended September 30, 2008 was $1,323,000, or 19% of revenues, compared to $1,600,000 for the same period in

2007. Investment in expansion of the Company’s sales force and client management functions contributed to the reduction in operating income. The Company believes these investments are essential in realizing its long-term growth opportunity.

Adjusted EBITDA was $1,909,000, or 27% of revenues, for the third quarter ended September 30, 2008 as compared to $2,085,000 for the same period of 2007.

Due in part to its strong cashflow, the Company made an early prepayment of $2,000,000 (in advance of the required repayment schedule) on its long-term note payable during the third quarter in order to reduce future interest expenses.

September Year-to-Date Results

For the nine-month period ended September 30, 2008, revenues were $21,451,000, up 6% from $20,245,000 in the same period last year. Net income for the nine-month period ended September 30, 2008 was $2,046,000, as compared to $2,115,000, for the same period last year. Increases in revenues are primarily attributable to increased sales of the Company’s health content products. Net income for the nine-month period ended September 30, 2008 was reduced by the increased investments in sales, marketing and client management functions, as compared to the same period in 2007. In 2008, net income results included a benefit or reduction of $810,000 in interest expense due to the payments made by the Company to reduce its long-term debt.

During the first nine months of 2008, A.D.A.M. generated $5,521,000 in cash flow from operations and the Company’s cash on hand was $2,388,000 at September 30, 2008.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, restructuring charges and the income tax benefits from valuation of future tax loss carryforwards.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition, does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management for planning and evaluation purposes excludes the GAAP impact of acquired intangible assets and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation expense and amortization of intangible assets, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and restructuring charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

The press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

ATLANTA—(BUSINESS WIRE)—A.D.A.M., Inc. (Nasdaq: ADAM), will conduct its third quarter 2008 earnings conference call on November 6, 2008 at 10:00AM Eastern Time (ET). To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available at 12:00 PM ET the same day by dialing 800-633-8284 or 402-977-9140 with reservation code 21397710. The telephone replay will be available until November 20, 2008. To listen to the call online, visit www.adam.com.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits management solutions to healthcare organizations, employers, consumers, and educational institutions. With an industry-leading employee and benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. empowers consumers to get smart about their health and wellness, while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

###

Contact:

    A.D.A.M., Inc.

    Investor Relations

    Victor Thompson

    770-321-4326

A.D.A.M., Inc.

Consolidated Statements of Operations

Third Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended September 30,
	2008	% of Revenues	2007	% of Revenues	% Increase (Decrease)
Revenues, net:
Licensing	$6,270	88%	$5,822	87%	8%
Product	368	5%	390	6%	-6%
Professional services and other	501	7%	464	7%	8%

Total revenues, net	7,139	100%	6,676	100%	7%

Cost of Revenues:
Cost of revenues	1,116	16%	900	13%	24%
Cost of revenues – amortization	491	7%	371	6%	32%

Total cost of revenues	1,607	23%	1,271	19%	26%

Gross Profit	5,532	77%	5,405	81%	2%

Operating expenses:
Product and content development	899	13%	1,026	15%	-12%
Sales and marketing	2,368	33%	1,533	23%	54%
General and administrative	1,245	17%	1,501	22%	-17%

Total operating expenses	4,512	63%	4,060	61%	11%

Operating income	1,020	14%	1,345	20%	-24%

Interest expense	318	4%	626	9%	-49%
Interest income	(4)	0%	(69)	-1%	(a )
Loss on sale of investments	—	0%	—	0%	(a )
Loss on sale of assets	18	0%	—	0%	(a )

Income before income taxes	688	10%	788	12%	-13%
Income tax expense	—	0%	—	0%	(a )

Net Income	$688	10%	$788	12%	-13%

Earnings Per Share
Basic	$0.07		$0.08
Diluted	$0.06		$0.07

Weighted Average Common Shares Outstanding
Basic	9,867		9,575
Diluted	10,705		10,587

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Nine Months Ended September 30,
	2008	% of Revenues	2007	% of Revenues	% Increase (Decrease)
Revenues, net:
Licensing	$19,028	89%	$17,380	86%	9%
Product	925	4%	1,312	6%	-29%
Professional services and other	1,498	7%	1,553	8%	-4%

Total revenues, net	21,451	100%	20,245	100%	6%

Cost of Revenues:
Cost of revenues	2,983	14%	3,607	18%	-17%
Cost of revenues – amortization	1,438	7%	1,006	5%	43%

Total cost of revenues	4,421	21%	4,613	23%	-4%

Gross Profit	17,030	79%	15,632	77%	9%

Operating expenses:
Product and content development	3,088	14%	3,225	16%	-4%
Sales and marketing	6,642	31%	4,352	21%	53%
General and administrative	3,838	18%	4,123	20%	-7%

Total operating expenses	13,568	63%	11,700	58%	16%

Operating income	3,462	16%	3,932	19%	-12%

Interest expense	1,128	5%	1,938	10%	-42%
Interest income	(26)	0%	(125)	-1%	-79%
Loss on sale of investments	296	1%	—	0%	(a )
Loss on sale of assets	18	0%	4	0%	(a )

Income before income taxes	2,046	10%	2,115	10%	-3%
Income tax expense	—	0%	—	0%	(a )

Net Income	$2,046	10%	$2,115	10%	-3%

Earnings Per Share
Basic	$0.21		$0.22
Diluted	$0.19		$0.20

Weighted Average Common Shares Outstanding
Basic	9,792		9,404
Diluted	10,730		10,326

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Third Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended September 30,
	2008 GAAP	2008 Non-GAAP	2007 GAAP	2007 Non-GAAP	% Increase/ Decrease

Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$1,020	$1,020	$1,345	$1,345	-24%
Stock-based compensation (2)		303		255

Non-GAAP Operating Income		$1,323		$1,600	-17%

GAAP Net Income	$688	$688	$788	$788	-13%
Stock-based compensation (2)		303		255
Amortization of purchased intangibles (3)		188		188

Non-GAAP Net Income		$1,179		$1,231	-4%

Diluted Earnings Per Share	$0.06	$0.11	$0.07	$0.12

Diluted common shares outstanding	10,705	10,705	10,587	10,587

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$688		$788

Depreciation		113		114
Amortization of software development		303		183
Stock-based compensation (2)		303		255
Amortization of purchase intangibles (3)		188		188
Interest expense		314		557

Adjusted EBITDA		$1,909		$2,085	-8%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Nine Months Ended September 30,
	2008 GAAP	2008 Non-GAAP	2007 GAAP	2007 Non-GAAP	% Increase/ Decrease

Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$3,462	$3,462	$3,932	$3,932	-12%
Stock-based compensation (2)		624		495

Non-GAAP Operating Income		$4,086		$4,427	-8%

GAAP Net Income	$2,046	$2,046	$2,115	$2,115	-3%

Stock-based compensation (2)		624		495
Amortization of purchased intangibles (3)		565		565

Non-GAAP Net Income		$3,235		$3,175	2%

Diluted Earnings Per Share	$0.19	$0.30	$0.20	$0.31

Diluted common shares outstanding	10,730	10,730	10,326	10,326

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$2,046		$2,115

Depreciation		329		330
Amortization of software development		874		441
Stock-based compensation (2)		624		495
Amortization of purchase intangibles (3)		565		565
Interest expense (income)		1,102		1,813
Loss on sale of investments (4)		296		—

Adjusted EBITDA		$5,836		$5,759	1%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Recognition of loss from sale of interest bearing short term investments.

A.D.A.M., Inc.

Consolidated Balance Sheets

September 30, 2008 and December 31, 2007

(numbers in thousands)

	September 30, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$2,388	$5,425
Short term investments	—	2,809
Accounts receivable, net	2,302	3,940
Restricted cash	46	46
Inventories, net	20	65
Prepaids and other current assets	855	839
Deferred income tax asset	793	793

Total current assets	6,404	13,917

Non-current assets
Property and equipment, net	1,756	801
Intangible assets, net	10,091	9,953
Goodwill	27,546	27,468
Other assets	152	152
Deferred financing costs, net	513	852
Deferred income tax asset	6,827	6,827

Total non-current assets	46,885	46,053

Total Assets	$53,289	$59,970

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$2,999	$3,658
Deferred revenue	5,203	5,676
Current portion of long-term debt	11,000	3,250
Current portion of capital lease obligations	64	105

Total current liabilities	19,266	12,689

Non-current liabilities
Capital lease obligations, net of current portion	43	85
Other liabilities	795	899
Long-term debt, net of current portion	—	16,750

Total non-current liabilities	838	17,734

Stockholders’ equity
Common stock	101	100
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	57,831	56,406
Unrealized loss on investments	—	(166)
Accumulated deficit	(23,659)	(25,705)

Total stockholders’ equity	33,185	29,547

Total Liabilities and Stockholders’ Equity	$53,289	$59,970

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2008 and 2007

(numbers in thousands)

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007

Cash flows from operating activities
Net income	$2,046	$2,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,767	1,336
Deferred financing cost amortization	339	258
Loss on sale of assets	18	4
Loss on sale of investments	296	—
Stock-based compensation expense	624	495
Changes in assets and liabilities:
Accounts receivable	1,638	507
Inventories	45	(18)
Prepaids and other assets	(16)	667
Accounts payable and accrued liabilities	(659)	(950)
Deferred revenue	(473)	1,028
Other liabilities	(104)	(327)

Net cash provided by operating activities	5,521	5,115

Cash flows from investing activities
Purchases of property and equipment	(1,305)	(354)
Proceeds from sale of property and equipment	2	7
Additional cost of previous acquisition	(77)	(139)
Net change in restricted cash	—	2,148
Software product and content development costs	(1,577)	(971)
Proceeds from sale of investments	2,716	—
Purchase of investments	(37)	(132)

Net cash provided by (used in) investing activities	(278)	559

Cash flows from financing activities
Payment on note payable	—	(1,500)
Payment on long-term debt	(9,000)	(2,000)
Proceeds from exercise of common stock options	802	1,089
Repayments on capital leases	(82)	(100)

Net cash used in financing activities	(8,280)	(2,511)

Increase (Decrease) in cash and cash equivalents	(3,037)	3,163

Cash and cash equivalents, beginning of period	5,425	4,446

Cash and cash equivalents, end of period	$2,388	$7,609